                                                                  Exhibit (p)(2)

                                  IIM AMERICAS

                                 CODE OF ETHICS

                                  FEBRUARY 2005

A.   ADOPTION OF CODE OF ETHICS

     This Code of Ethics (the "Code") has been approved and adopted by the Management Committee of ING Investment Management Americas ("IIM"). The Code applies to all persons employed by IIM's operating companies in the United States (including persons employed as consultants or temps for more than a 90 day engagement), as well as their spouses, minor children, and other adults living in their household ("Employees"). The Code is intended to comply with Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act").

B.   STATEMENT OF FIDUCIARY STANDARDS

     A fiduciary is a person or organization that manages money or property for another, usually a client, and, as a result, has a legal duty to act in the best interests of that client. This Code is based on the overriding principle that the Employees of IIM have a fiduciary duty to the clients of IIM. Accordingly, Employees should conduct their activities in accordance with the following standards:

     1. CLIENTS' INTERESTS COME FIRST. In the course of fulfilling their duties and responsibilities to clients, Employees should at all times place the interests of the clients first. In particular, Employees should avoid putting their own personal interests ahead of the interests of a client.

     2. CONFLICTS OF INTEREST SHOULD BE AVOIDED. Employees should avoid any situations involving an actual or potential conflict of interest or possible impropriety with respect to their duties and responsibilities to IIM clients.

     3. COMPROMISING SITUATIONS SHOULD BE AVOIDED. Employees should never take advantage of their position of trust and responsibility at IIM. Employees should avoid any situation that might compromise or call into question their exercise of full independent judgment in the best interests of IIM clients.

     All activities of Employees should be guided by, and adhere to, these fiduciary standards. The remainder of this Code sets forth specific rules and procedures that are consistent with these fiduciary standards. However, all activities by Employees are required to conform to these standards regardless of whether the activity is specifically covered in this Code. Any violation of IIM's Code may result in penalties that could include termination of employment with IIM.

C.   EMPLOYEE'S DUTY OF CONFIDENTIALITY

     Employees must keep confidential any information concerning the identity of security holdings and financial circumstances of IIM or its clients or any entity under investment review. Employees have a fiduciary obligation not to reveal confidential information of any nature to any party that does not have a clear and compelling need to know such information.

D.   EMPLOYEE'S DUTY TO COMPLY WITH THE FEDERAL SECURITIES LAWS

     IIM's activities are governed by the federal securities laws, including the Advisers Act and the 1940 Act. Employees are required to adhere to the federal securities laws, whether or not the activity is specifically covered in this Code.

E.   PROHIBITIONS ON INSIDER TRADING

     1. TRADING ON KNOWLEDGE OF IIM CLIENTS' ACTIVITIES. All Employees are prohibited from taking personal advantage of their knowledge of recent or impending securities activities of clients. In particular, Employees are prohibited from trading (purchasing, selling or disposing in any manner, including by gift, directly or indirectly) any security when they have actual knowledge that the security is being purchased or sold, or considered for purchase or sale, on behalf of a client account. This prohibition applies to all securities in which the Employee has acquired, or will acquire, "beneficial ownership." A person is generally considered to have beneficial ownership in all securities over which the person enjoys economic benefits substantially equivalent to ownership (for example, securities held in trust for the person's benefit), regardless of who is the registered owner). (1)

     2. TRADING ON KNOWLEDGE OF MATERIAL NON-PUBLIC INFORMATION. All Employees are prohibited from buying or selling any security while in the possession of material non-public information about the issuer of the security. The Code also prohibits Employees from communicating to outside parties any material non-public information about any security or the company that issues the security.

          (A)  IDENTIFYING MATERIAL NON-PUBLIC INFORMATION.

               MATERIAL INFORMATION. Information is material when there is a substantial likelihood that a reasonable investor would consider it important when making investment decisions. Generally, this is information that, if disclosed, would have an effect on the price of a company's securities.

               Material information often relates to a company's results and operations, including dividend changes, earnings results, changes in previously released estimates, merger or acquisition proposals, major litigation, liquidity problems and management developments. Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may also be deemed material.

               Unfortunately, there is no simple test to determine when information is material. You are encouraged to direct any questions to the Compliance Department.

               NON-PUBLIC INFORMATION. Information is considered public when it has been circulated broadly to investors in the marketplace. Tangible evidence of such circulation is the best indication that the information is public. For example, information can be considered public when it has been made available through a public filing with a regulatory body, or through a mainstream media source such as The Wall Street Journal.

----------
(1) For purposes of the Code, beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of Section 16 of that Act.

          (B) REPORTING MATERIAL NON-PUBLIC INFORMATION. Before executing any trade for yourself or a client, you must determine whether you have knowledge of any material non-public information. If you think you might have such knowledge, you should:

               - Report the information and proposed trade immediately to the Compliance Department;

               - Refrain from trading in the security on behalf of yourself or clients;

               - Refrain from communicating the information to anyone outside or inside of IIM other than the Compliance Department.

               IIM will determine whether the information is material and non-public and, if so, what actions need to be taken.

F.   ADDITIONAL PERSONAL TRADING RESTRICTIONS FOR EMPLOYEES

     The restrictions of this section apply to all Employees for all transactions involving securities, other than shared employees.

     1. PRE-CLEARANCE OF SECURITIES TRANSACTIONS. Except for the transactions listed below, Employees should obtain approval from the Compliance Department before entering an order to buy, sell or transfer securities by gift. An approval to trade is only valid on the day it is received. Except as noted below, an approval must be received for every transaction, including transactions in retirement plans (e.g., 401(k) plan). Employees who have access to nonpublic information regarding clients' purchase or sale or securities, are involved in making securities recommendations on behalf of clients, or who have access to such recommendations that are non-public ("Access Persons") are prohibited from knowingly buying or selling a security within seven (7) calendar days before and seven (7) calendar days after a client that he or she manages or provides support for, trades in that security. Any IIM compliance officer may pre-clear securities transactions, but IIM's primary pre-clearance officers are listed on Exhibit A.

     2.   EXCEPTIONS TO PRE-CLEARANCE OF SECURITIES TRANSACTIONS.

          -    Direct obligations of the Government of the United States;

          - High quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements;

          - Shares of money market funds and funds other than ING Fund Shares (as defined in Section G, below);

          - Shares of exchange-traded funds (e.g., SPDRs, CUBEs, WEBs, HOLDRs, iShares, Vipers, Diamonds) organized as open-end investment companies or unit investment trusts;

          - Transactions in accounts over which the Employee has no direct or indirect control or influence (managed or discretionary accounts);

          - Transactions under any incentive compensation plan sponsored by IIM or its affiliates;

          - Transactions made through an automatic payroll deduction or similar program where the timing of purchases and sales is controlled by someone other than the Employee;

          - Transactions which are part of an automatic dividend reinvestment or similar plan where the timing of purchases and sales is controlled by someone other than the Employee; and

          - An exercise of pro-rata rights issued by a company to all the holders of a class of its securities.

     Such securities are considered Exempt Securities and do not need to be reported as part of any quarterly or annual report.

     3. PROHIBITION ON INITIAL PUBLIC OFFERINGS. IIM Employees are prohibited from acquiring securities in initial public offerings. Employees may seek an exception to this prohibition from the Compliance Department for conversion offerings or other types of offering exempt under NASD Rule 2790.

     4. RESTRICTIONS ON PRIVATE PLACEMENTS. Employees are prohibited from acquiring non-public securities (a private placement) without the prior approval of the Compliance Department. If an Employee is granted permission to make such a personal investment, that Employee will not (except in the case of a private investment company which the Employee participates in the investment decision-making process) participate in any consideration of whether clients should invest in the same issuer's public or non-public securities.

     5. PROHIBITION ON SHORT-TERM TRADING PROFITS. Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within 60 calendar days (30 calendar days in the case of transactions in ING Fund Shares). Short-term trading is a violation of the Code and an Employee who realizes profits on short-term trades may be required to disgorge the profit.

     6. TRANSACTIONS BY SHARED EMPLOYEES. IIM has enlisted advisory personnel employed by affiliated registered investment advisers of IIM. Such shared employees offer recommendations to IIM advisory personnel in connection with client accounts. Shared employees are required to comply with the reporting and certification requirements described below, but not pre-clear their personal securities transactions with the Compliance Department. The Compliance Department will review such reports.

G.   TRANSACTIONS IN ING FUND SHARES

     COMPLIANCE WITH PROSPECTUS

     All transactions in shares of ING Funds and other mutual funds advised by IIM other than money market, short-term bond and exchange traded closed-end funds ("ING Fund Shares") must be in accordance with the policies and procedures set forth in the Prospectus and Statement of Additional Information for the relevant Fund, including but not limited to the Fund's policies and procedures relating to short term trading and forward pricing of securities. A listing of mutual funds advised by IIM, but not part of the ING Funds complex is included as Exhibit B.

     In addition, the following restrictions and requirements apply to all purchases and sales of shares of ING Funds other than money market, short-term bond and exchange traded closed-end funds and all holdings of ING Fund Shares by Employees or in which they have a beneficial ownership interest, except as provided below.

     These restrictions and requirements do not apply to purchases of ING Fund Shares through (1) an automatic dividend reinvestment plan or (2) through any other automatic investment plan, automatic payroll deduction plan, or other automatic plan approved by the Compliance Department.

     30-DAY HOLDING PERIOD FOR ING FUND SHARES.

     1. All Employees must hold any investment in ING Fund Shares for a minimum of 30 calendar days. The 30-day holding period is measured from the time of the most recent purchase of shares of the relevant ING Fund.

     2. Exceptions to the 30-day holding period may be granted by the Compliance Department. Such exceptions will include redemptions following death or permanent disability if made within one year of death or the initial determination of permanent disability, mandatory distributions from a tax-deferred retirement plan or IRA or for redemptions pursuant to an approved withdrawal plan.

     PRE-CLEARANCE OF TRANSACTIONS IN ING FUND SHARES.

     1. All purchases and sales of ING Fund Shares by Employees must be pre-cleared in accordance with the procedures set forth in this Code. When granted, clearance authorizations will be effective only for that day.

     2.   Pre-clearance requests must be accompanied by:

          A. a representation of all transactions in ING Fund Shares of the Fund which is the subject of the pre-clearance request by the Employee in the previous 30 days, which includes the dates for all transactions;

          B. a certification by the Employee that he or she is not in possession of nonpublic information that, if publicly known, would likely have a material effect on the net asset value per share of the relevant Fund at the time of the trade (material for this purpose means one cent or more per share).

H.   EMPLOYEE REPORTING REQUIREMENTS

     1. PERSONAL SECURITIES HOLDINGS. The requirements of this section apply to all Employees for all transactions involving securities in which Employees have acquired, or will acquire, beneficial ownership, as defined in Section D.1, above.

          However, these reporting requirements do not apply to transactions involving the following excluded securities:

          -    direct obligations of the Government of the United States;

          - high quality short-term debt instruments, including bankers' acceptances, bank certificates of deposit, commercial paper, money market securities and repurchase agreements; and

          -    shares of mutual funds that are not ING Fund Shares.

          A. INITIAL DISCLOSURE OF PERSONAL HOLDINGS. Employees are required to disclose their personal securities holdings to the IIM Compliance Department within 10 days of beginning employment with IIM. The holdings report (see Exhibit C) must be current as of a date not more than 45 days prior to the date of the employee's first date of employment with IIM.

          B. SECURITIES TRANSACTION RECORDS. Employees should notify the IIM Compliance Department if they intend to open, or have opened, a brokerage account. IIM reserves the right to limit those brokerage firms with whom Employees may execute securities transactions. If requested, Employees should direct their brokers to supply the IIM Compliance Department with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their accounts.

          C. QUARTERLY ACCOUNT AND TRANSACTION REPORTS. Employees are required to submit a report listing their securities transactions made during the previous quarter within 30 days of the end of each calendar quarter (see Exhibit D). Employees are not required to disclose ING Fund Shares held in an ING-sponsored deferred compensation plan.

          D. ANNUAL HOLDINGS REPORT. Employees are required to submit a report listing all securities held (see Exhibit E) as of December 31 of the year reported within 30 days of the end of the calendar year. In addition to reporting those securities in which Employees have acquired, or will acquire, beneficial ownership, as defined in Section D.1, above, Employees will be required to disclose any ING Fund Shares held in an ING-sponsored deferred compensation plan.

     2. CERTIFICATION OF COMPLIANCE. Employees are required to certify to the Compliance Department annually, and whenever this Code is materially amended, that they have:

          -    read and understand the provisions contained in the Code;

          -    complied with all the requirements of the Code; and

          -    reported all transaction information required by the Code.

     3. RECEIPT OF GIFTS. No Employee may receive any gift or other favor of more than de minimus ($100.00) aggregate value per year from any one person or entity doing business with IIM. Employees who receive a gift of more than the de minimus value from any person or entity should immediately contact the Compliance Department to determine the proper handling of such a gift.

     4. OUTSIDE ACTIVITIES. IIM expects its Employees to devote their full business day to the business of IIM. In addition, no one may make use their position as an Employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the Employee's personal interests and the interests of IIM or its clients.

          To assist in ensuring that such conflicts are avoided, an Employee MUST obtain the written approval of the Employee's supervising Senior Management and the Compliance Department prior to an Employee personally:

          - Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family-owned businesses and charitable, non-profit and political organizations.

          - Forming or participating in any stockholders' or creditors' committee (other than on behalf of IIM) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any company, or becoming actively involved in a proxy contest.

          - Making any monetary investment in any non-publicly traded business, corporation or partnership, including passive investments in private companies. (Investments in publicly traded companies may require prior approval of IIM's Compliance Department, in accordance with IIM's policies relating to personal investments.)

          In addition, every employee, officer and director of the firm must obtain the written approval of their supervisor and the Compliance Department prior to:

          - Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than IIM, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

          - Accepting a second job of any kind or engaging in any other business outside of IIM.

          - Participating as a plaintiff, defendant or witness in any litigation or arbitration.

          Every Employee is also required to disclose to IIM if any of their immediate family members (their spouse or any of their parents, siblings or children) hold positions as directors or executive officers of any public company. IIM may place limitations on an Employee's investment activities in the event an Employee's immediate family member holds such a position.

     5. FORM OF REPORTS. Acknowledgements, transaction reports, holdings reports and other reports provided under this Code may be provided in hard copy or electronically, provided the form of maintenance meets the requirements of the Advisers Act and the 1940 Act.

     6. REVIEW OF REPORTS. The IIM Compliance Department shall review any statements, confirmations, holdings reports, transaction reports and other records provided by employees under this Code to confirm adherence to its terms.

I.   IIM'S DUTY OF CONFIDENTIALITY

     All information submitted by an Employee to IIM's Compliance Department pursuant to this Code will be treated as confidential information. It may, however, be made available to governmental and securities industry agencies with regulatory authority over IIM, as well as to the board of directors or trustees of a Client, or IIM's auditors and legal advisors, if appropriate.

J.   VIOLATIONS OF THE CODE

     An Employee who violates this Code may be subject to sanctions. Violations of the Code may be reported to management, human resource personnel, and other persons in the organization, at the discretion of the Chief Compliance Officer. For example, if the same security is purchased or sold on the same day by an Employee and a client, and the client receives a less favorable price per unit than the Employee, the Employee may be required to donate the difference to charity. Additional sanctions may include a letter of censure, fines and penalties, forfeiture of profits or gifts, suspension personal trading privileges, termination of the employment, or any other penalty deemed appropriate.

K.   DISCIPLINARY SANCTIONS

     Trading securities while in the possession of material non-public information, or improperly communicating that information, may expose you and IIM to stringent penalties, including fines, suspensions and imprisonment. Regardless of whether a government inquiry occurs, IIM views seriously any violations of this policy. Such violations constitute grounds for disciplinary sanctions, up to and including dismissal.

L.   REPORTING AND RECORDKEEPING

     An Employee who becomes aware of a violation of this Code must promptly report that violation to the Chief Compliance Officer or another member of the IIM Compliance Department. Retaliation against any Employee who reports a violation under this Code is prohibited, will be considered in itself a violation of this Code, and will be considered grounds for disciplinary action, up to and including termination of employment.

     A copy of this Code and all reports required under this Code shall be maintained in an appropriate office of IIM, as required under the recordkeeping requirements of the Advisers Act.

M.   EXCEPTIONS TO THE CODE

     The Compliance Department shall have authority to grant exceptions to any provision of this Code on a case-by-case basis. Any exceptions granted should be in writing.

                                    EXHIBIT A

                             PRE-CLEARANCE OFFICERS

Janie Arpino     (770) 690-4577        janie.arpino@inginvestment.com

Gina Furie       (212) 309-6487         gina.furie@inginvestment.com

Sal DiCostanzo   (212) 309-8446   salvatore.dicostannzo@inginvestment.com

Sara Harney      (860) 275-4069        sara.harney@inginvestment.com

                                    EXHIBIT B

Salomon Smith Barney Small Cap Value Fund
Diversified Investors Balanced Portfolio
SEI Institutional High Yield Fund

                                    EXHIBIT C

                            NEW HIRE HOLDINGS REPORT

Date of Hire:             , 200
              ------------     -
Information required in this report must be as of your employment date of hire. You must file this report within ten (10) days of your association with IIM. Please note that you do not have to report holdings of Exempt Securities (as defined in the Code of Ethics).

[ ]  No Holdings To Report (Check if applicable)

Print Name
           ------------------------------

Title of    Number of   Principal    Broker
Security*     Shares      Amount    or Bank   * Disclaimer
---------   ---------   ---------   -------   ------------
                                     (Check if applicable,
                                         give reasons)



* The undersigned declares that the recording of the holding checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR MOST RECENT ACCOUNT STATEMENT(S) AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN. IF YOU HAVE ANY QUESTIONS OR CONCERNS RELATED TO THIS FORM, PLEASE FEEL FREE TO CONTACT ONE OF THE FIRM'S COMPLIANCE OFFICERS.

Date:
      --------------------


Signature:
           -----------------------------

PLEASE FORWARD TO THE COMPLIANCE DEPARTMENT.

                                    EXHIBIT D

                    QUARTERLY SECURITIES TRANSACTIONS REPORT

For Quarter Ending
                   -----------------
Filing of Report is required whether or not transactions occurred. Please note that you do not have to report transactions in Exempt Securities. If you have opened a new account this quarter, please check and complete below. This form must be filed within thirty (30) days of the end of the calendar quarter.

[ ]  No Transactions To Report (Check if applicable)

[ ]  I opened a new account this quarter. Name of Broker or Bank
                                                 Date Opened
     -------------------------------------------             ------------
Print Name
           -----------------------------

Trade                        ** Quantity   ** Quantity           Principal    Broker
 Date   Title of Security*     Purchased       Sold      Price     Amount    or Bank   *** Disclaimer
-----   ------------------   -----------   -----------   -----   ---------   -------   --------------
                                                                                          (check if
                                                                                         applicable,
                                                                                        give reasons)



* The undersigned declares that the recording of the transaction checked in this column shall not be construed as an admission that he/she had any direct or indirect ownership in the security described in the transaction.

** If you have acquired or disposed of a security in a transaction other than a purchase or sale (e.g., by gift), please describe the nature of the transaction.

*** The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.


Date:                                   Signature:
      -------------------------------              -----------------------------

                                    EXHIBIT E

                  ANNUAL REPORT OF PERSONAL SECURITIES HOLDINGS

Filing of Report is required within thirty (30) days of calendar year-end. Please note that you do not have to report holdings of Exempt Securities.

[ ]  No Holdings To Report (Check if applicable)

Print Name
           -----------------------------

Title of   Quantity   Principal    Broker
Security     Held       Amount    or Bank   * Disclaimer
--------   --------   ---------   -------   ------------
                                              (Check if
                                             applicable,
                                                give
                                              reasons)



* The undersigned declares that the recording of the transaction listed in this column shall not be construed as an admission that he/she has or had any direct or indirect ownership in the security described in the transaction.

PLEASE FORWARD TO THE COMPLIANCE DEPARTMENT.

IF YOU WISH, YOU MAY ATTACH A COPY OF YOUR ACCOUNT STATEMENTS AS PROVIDED TO YOU BY YOUR BROKER, BANK, OR CUSTODIAN.

Date:
      -------------------------------


Signature:
           --------------------------


                                       13